EXHIBIT 10.4
AMENDMENT D
To
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
(hereinafter “CRADA”) No. ORNL00-0579
Development of an Economically Attractive Gas Centrifuge Machine and Enrichment Process
By and Between
UT-Battelle, LLC
Under its U. S. Department of Energy (DOE) Contract No. DE-AC05-00OR22725
(hereinafter “Contractor”)
And
USEC Inc. (hereinafter “Participant”)
This Amendment D to CRADA No. ORNL00-0579 by and between the Contractor and the Participant is made effective on the latter date of approval by DOE or the date of full execution of the Amendment by and between the Contractor and Participant. The Contractor and the Participant being hereinafter jointly referred to as the “Parties.”
WHEREAS, the Parties hereby desire to amend said CRADA original approved by DOE on June 30, 2000, with an effective date of October 1, 2000, and amended as follows:
1.	on June 23, 2002, with an effective date of July 12, 2002 (Amendment A);

2.	on September 10, 2002 with an effective date of September 11, 2002 (Amendment B); and,

3.	on February 12, 2007, with an effective date of February 28, 2007 (Amendment C, with no changes to the Statement of Work).
WHEREAS, the Parties hereby desire to amend said CRADA by revising Appendix A, Statement of Work increasing the total estimated funding funds-in and in-kind funding of the CRADA and extend the period of performance.
THEREFORE, the Parties hereto agree to be bound as follows:
A.	ARTICLE II: STATEMENT OF WORK is revised to read as follows:
“Appendix A, Statement of Work, Amendment “B” dated September 10, 2002 is deleted and replaced by Appendix A, Statement of Work, Amendment “D” dated, June 6, 2007.”

B.	ARTICLE III: TERM, FUNDING AND COST, the last sentence of paragraph A is amended to read as follows:

“The work to be performed under this CRADA shall be completed with in one-hundred and forty-four (144) months from the effective date of the original CRADA, a sixty (60) month increase, expiring on September 30, 2012.”
C.	ARTICLE III: TERM, FUNDING AND COST, paragraph B is deleted in its entirety and substituted in lieu thereof by the following paragraph B.
“B. The total value of this CRADA is $336,000,000. The Participant’s estimated contribution to this effort is $336,000,000 (with a maximum of $69,680,000 of that amount being total funds-in to ORNL). The Government’s estimated contribution, which is provided through the Contractor’s contract with DOE, is $0. Additionally, the Participant’s funds-in contribution is usually subject to Federal Administrative Charges in the amount of three percent (3%). This charge for Participant has been waived by authority of blanket pricing exception listed in a memo from the DOE CFO dated October 25, 2002. The total authorized amount to be expended by the Contractor cannot exceed $69,680,000 which is funds-in from the Participant.”
All other terms of the CRADA remain unchanged. This Amendment shall be effective on the later of the dates of: (1) the signatures below or, (2) until approval by DOE.
IN WITNESS WHEREOF, the Parties have executed two originals of this Amendment through their duly authorized representatives.
FOR CONTRACTOR:

By:	/s/ Casey Porto

Name:	Casey Porto, Director

Title:	Technology Transfer

Date:	August 10, 2007

FOR PARTICIPANT:

By:	/s/ John K. Welch

Name:	John K. Welch

Title:	President and Chief Executive Officer

Date:	August 1, 2007